UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2024

Innventure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42303	93-4440048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (321) 209-6787

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Innventure, Inc. (the “Company”) met and approved the grant of equity compensation awards (the “Equity Awards”), including awards to the Company’s principal financial officer and certain of the Company’s named executive officers (the “NEOs”).

The Equity Awards provide participants with an opportunity to earn or vest in equity-based awards under the Company’s 2024 Equity and Incentive Compensation Plan, previously filed with the Securities and Exchange Commission.  The Committee approved the following equity-based awards in the form of restricted stock units (“RSUs”) and stock option grants (“Stock Options”), each with a grant date of December 9, 2024:

Name	RSUs	Stock Options
David Yablunosky (CFO)	336,066	163,934
Michael Otworth (NEO)	537,705	262,295
Dr. John Scott (NEO)	336,066	163,934

For Mr. Yablunosky, the RSUs will generally vest in three equal installments following the grant date, starting on May 1, 2025, and annually thereafter, subject to his continuous service to the Company through the applicable vesting date.  For Mr. Otworth and Dr. Scott, the RSUs will generally vest on October 2, 2025 or, if earlier, on the same date that the lock-up set forth in the contractual lock-up agreement entered into by each of them on October 24, 2023 (the “Contractual Lock-Up”) terminates pursuant to its terms, in each case subject to their continuous service to the Company through the applicable vesting date.

For Mr. Yablunosky, the Stock Options will generally vest and become exercisable with respect to (i) 25% of the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), underlying the Stock Options on May 1, 2025 and (ii) 75% of the shares of Common Stock underlying the Stock Options in eight substantially equal installments on each three-month anniversary thereafter, subject to his continuous service to the Company through the applicable vesting date.  For Mr. Otworth and Dr. Scott, the Stock Options will generally vest and become exercisable with respect to 100% of the shares of Common Stock underlying the Stock Options on October 2, 2025 or, if earlier, on the same date that the Contractual Lock-Up terminates pursuant to its terms, in each case subject to their continuous service to the Company through the applicable vesting date.  The Stock Options have an exercise price of $12.20, the closing price of the Common Stock on the grant date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the forms of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement and Notice of Grant of Nonqualified Stock Option and Nonqualified Stock Option Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Form of Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement for Executive Officers
10.2	Form of Notice of Grant of Nonqualified Stock Option and Nonqualified Stock Option Agreement for Executive Officers
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

Date: December 13, 2024	By:	/s/ David Yablunosky
Name: David Yablunosky
Title: Chief Financial Officer